EXPRESS, INC. REPORTS THIRD QUARTER 2020 RESULTS

▪Third quarter comparable sales of negative 30%, largely resulting from continued steep declines in wear-to-work and occasion-based categories

▪Third quarter diluted loss per share of $1.39; adjusted diluted loss per share of $1.17

▪Ended quarter with $107 million in cash

▪Completed additional 10% corporate workforce reduction, which will reduce expense in 2021 by approximately $13 million

▪Digital strategy gains momentum; sequential quarterly demand and transaction improvement throughout 2020; third quarter transactions up 17% and conversion up 10% over prior year

Columbus, Ohio - December 3, 2020 - Fashion apparel retailer Express, Inc. (NYSE: EXPR), announced its financial results for the third quarter of 2020. These results, which cover the thirteen weeks ended October 31, 2020, are compared to the thirteen weeks ended November 2, 2019.

“In the third quarter, we continued to advance the EXPRESSway Forward strategy while taking decisive and appropriate action to manage our liquidity. Our eCommerce business continues to gain momentum and the new fashion product that fully reflects the Express Edit viewpoint is outpacing the balance of our assortment,” said Tim Baxter, Chief Executive Officer. “We have effectively managed that which was within our control, and as I look ahead, I am optimistic about our ability to deliver improved results and cautious about the continued uncertainty brought about by the current environment. Our strategy is the right one, the changes to our product presentation and brand positioning are the right ones, and our financial actions are the right ones. As we move into 2021, we remain focused on delivering our long-term goal of a mid-single digit operating margin and profitable growth.”

Subsequent to quarter end, the Company also completed a ten percent workforce reduction at its Columbus, Ohio corporate office to calibrate the organization to its improved operating model. These reductions are expected to result in $13 million in benefits in 2021, and are in addition to the $95 million cash tax benefit the Company expects to receive in the second quarter of 2021 as part of the CARES Act.

“Our streamlined go to market process and the implementation of our new inventory planning and management systems have already improved our efficiency and enabled us to operate with greater speed and agility,” said Tim Baxter, Chief Executive Officer. “Further reducing our workforce was a difficult decision, but was appropriate to calibrate the organization to the capabilities of this new operating model.”

Third Quarter 2020 Operating Results

•Consolidated net sales decreased 34% to $322.1 million from $488.5 million in the third quarter of 2019, with consolidated comparable sales down 30%.
◦Comparable retail sales, which includes both Express stores and eCommerce, decreased 33% compared to the third quarter of 2019.
◦Comparable outlet sales decreased 20% versus the third quarter of 2019.
•Gross margin was 4.3% of net sales compared to 28.2% in last year's third quarter. The decrease was driven by the sales impact of COVID-19 and a $8.4 million non-cash impairment charge taken against certain long-lived store assets.
•Selling, general, and administrative (SG&A) expenses were $124.9 million, 38.8% of net sales, versus $144.3 million, 29.5% of net sales, in last year's third quarter. The decrease was driven primarily by the COVID-19 mitigation actions taken by the Company, a reduction in variable costs driven by the sales decline and the previously announced corporate restructuring.
•Operating loss was $110.9 million compared to a loss of $6.7 million in the third quarter of 2019.
•Income tax benefit was $21.5 million at an effective tax rate of 19.2%, compared to income tax benefit of $2.9 million at an effective tax rate of 48.1% in last year's third quarter. The Company's effective tax rate for the third quarter of 2020 was impacted primarily by the recording of a valuation allowance against the Company's deferred tax assets.
•Net loss was $90.3 million, or a loss of $1.39 per diluted share. On an adjusted basis, net loss was $76.2 million, or a loss of $1.17 per diluted share for the third quarter of 2020. The adjusted loss excludes the income tax benefit from the Coronavirus Aid Relief and Economic Security (CARES) Act of $8.0 million, as well as the negative non-cash impacts of the $16.0 million deferred tax asset valuation allowance and the $8.4 million pretax impairment charge mentioned above. This compares to a net loss of $3.1 million, or a loss of $0.05 per diluted share, in the third quarter of 2019. On an adjusted basis, net loss was $1.8 million, or a loss of $0.03 per diluted share, in the third quarter of 2019.

Third Quarter 2020 Balance Sheet Highlights

•Cash and cash equivalents totaled $107.3 million versus $167.9 million at the end of the third quarter of 2019.
•Capital expenditures totaled $13.6 million for the thirty-nine weeks ended October 31, 2020, compared to $20.5 million for the thirty-nine weeks ended November 2, 2019.
•Inventory was $350.6 million at the end of the third quarter, up 1% compared to $345.9 million at the end of the prior year’s third quarter. The increase was primarily driven by continued pressure on sales from the pandemic, the Company’s decision to shift inventory from November to October in anticipation of an earlier start to the holiday shopping season, and certain product the Company plans to hold and send to its outlet stores.
•Long-term debt was $165.0 million at the end of the third quarter.

COVID-19 Impact Mitigation Actions

The Company continued to aggressively pursue additional liquidity measures and now expects to realize approximately $550 million in liquidity benefits, of which approximately $440 million are expected to be realized in 2020. This is an increase from the previously announced $425 million. These benefits are the result of a number of actions taken to maintain liquidity throughout the COVID-19 pandemic. Examples of these actions include:

•Accessed $165 million from its $250 million asset based credit facility
•Identified cost savings of approximately $105 million to be realized in 2020, including the impact from our previously announced COVID-19 mitigation actions inclusive of a decrease in our variable costs as a result of the decline in sales
•Cut second quarter inventory receipts by over $100 million

•Lowered expected annual capital expenditures by approximately $27 million
•Negotiated $25 million in rent abatements with a number of landlords
•Anticipated cash benefits in 2020 from the CARES Act of approximately $20 million, including the expanded operating loss carry back, employer payroll tax credit and deferral provisions.

Liquidity benefits of $280 million were realized in the first half of the year and $115 million were realized in the third quarter. These benefits are incremental to the previously announced cost savings associated with The EXPRESSway Forward strategy.

The Company also announced an additional 10% workforce reduction at its Columbus, Ohio corporate office that is expected to result in $13 million in cost savings in 2021. Additionally, as previously communicated, the Company expects to receive a cash tax refund of approximately $95 million in the second quarter of 2021 as part of the CARES Act benefits. The Company is also pursuing additional financing to provide flexibility in managing its liquidity.

Fourth Quarter 2020 Guidance

Due to the uncertainty of the current environment, the Company will not provide guidance for the fourth quarter, with the exception of capital expenditures, which are expected to be in the range of $20 million to $23 million for the full year 2020.

Conference Call Information

A conference call to discuss third quarter 2020 results is scheduled for December 3, 2020 at 8:30 a.m. Eastern Time (ET). Investors and analysts interested in participating in the call are invited to dial (877) 683-0508 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.express.com/investor and remain available for 90 days. A telephone replay of this call will be available at 12:00 p.m. ET on December 3, 2020 until 11:59 p.m. ET on December 10, 2020 and can be accessed by dialing (800) 585-8367 and entering the replay pin number 8242308*. In addition, an investor presentation of third quarter 2020 results will be available at www.express.com/investor at approximately 7:00 a.m. ET on December 3, 2020.

About Express, Inc.

Express is a modern, versatile, dual gender apparel and accessories brand that helps people get dressed for every day and any occasion. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has always been a brand of the now, offering some of the most important and enduring fashion trends. Express aims to Create Confidence & Inspire Self-Expression through a design & merchandising view that brings forward The Best of Now for Real Life Versatility.

The company operates over 500 retail and factory outlet stores in the United States and Puerto Rico, as well as an online store. Express, Inc. is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com.

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the

COVID-19 impact and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (4) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (5) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (6) customer traffic at malls, shopping centers, and at our stores; (7) competition from other retailers; (8) our dependence on a strong brand image; (9) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (10) the failure or breach of information systems upon which we rely; (11) our ability to protect customer data from fraud and theft; (12) our dependence upon third parties to manufacture all of our merchandise; (13) changes in the cost of raw materials, labor, and freight; (14) supply chain or other business disruption, including as a result of the coronavirus; (15) our dependence upon key executive management; (16) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (17) our substantial lease obligations; (18) our reliance on third parties to provide us with certain key services for our business; (19) impairment charges on long-lived assets; (20) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (21) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (22) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (23) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (24) changes in tariff rates; and (25) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

INVESTOR CONTACT

Dan Aldridge
VP, Investor Relations
daldridge@express.com
(614) 474-4890

Schedule 1
Express, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2020	February 1, 2020	November 2, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$107,347	$207,139	$167,915
Receivables, net	12,657	10,824	12,199
Income tax receivable	112,014	3,000	5,449
Inventories	350,643	220,303	345,931
Prepaid rent	6,683	6,850	6,905
Other	24,397	22,573	27,938
Total current assets	613,741	470,689	566,337

Right of Use Asset, Net	855,116	1,010,216	1,043,874

Property and Equipment	990,300	979,639	991,550
Less: accumulated depreciation	(791,036)	(731,309)	(734,556)
Property and equipment, net	199,264	248,330	256,994

Tradename/Domain Names/Trademarks	—	—	197,618
Deferred Tax Assets	—	54,973	6,379
Other Assets	3,950	6,531	6,712
TOTAL ASSETS	$1,672,071	$1,790,739	$2,077,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term lease liability	$208,375	$226,174	$222,439
Accounts payable	239,624	126,863	221,721
Deferred revenue	30,005	38,227	32,394
Accrued expenses	158,597	76,211	93,504
Total current liabilities	636,601	467,475	570,058

Long-Term Lease Liability	776,838	897,304	936,547
Long-Term Debt	165,000	—	—
Other Long-Term Liabilities	32,812	19,658	22,307
Total Liabilities	1,611,251	1,384,437	1,528,912

Commitments and Contingencies

Total Stockholders’ Equity	60,820	406,302	549,002
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,672,071	$1,790,739	$2,077,914

Schedule 2
Express, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net Sales	$322,061	$488,483	$778,039	$1,412,469
Cost of Goods Sold, Buying and Occupancy Costs	308,115	350,810	854,357	1,025,795
GROSS PROFIT/(LOSS)	13,946	137,673	(76,318)	386,674
Operating Expenses:
Selling, general, and administrative expenses	124,863	144,301	316,833	415,391
Other operating (income)/expense, net	(1)	47	(662)	(728)
TOTAL OPERATING EXPENSES	124,862	144,348	316,171	414,663

OPERATING LOSS	(110,916)	(6,675)	(392,489)	(27,989)
Interest Expense/(Income), Net	936	(690)	2,015	(2,185)
Other Expense, Net	—	—	2,733	—
LOSS BEFORE INCOME TAXES	(111,852)	(5,985)	(397,237)	(25,804)
Income Tax Benefit	(21,503)	(2,880)	(45,068)	(3,062)
NET LOSS	$(90,349)	$(3,105)	$(352,169)	$(22,742)

EARNINGS PER SHARE:
Basic	$(1.39)	$(0.05)	$(5.46)	$(0.34)
Diluted	$(1.39)	$(0.05)	$(5.46)	$(0.34)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,868	66,438	64,515	66,845
Diluted	64,868	66,438	64,515	66,845

Schedule 3
Express, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirty-Nine Weeks Ended
	October 31, 2020	November 2, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(352,169)	$(22,742)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	55,699	64,121
Loss on disposal of property and equipment	1	1,098
Impairment of property, equipment and lease assets	29,853	2,282
Equity method investment impairment	3,233	500
Share-based compensation	7,286	7,204
Deferred taxes	65,358	212
Landlord allowance amortization	(312)	(1,782)
Other non-cash adjustments	(500)	(500)
Changes in operating assets and liabilities:
Receivables, net	(1,833)	5,169
Income tax receivable	(109,014)	(3,950)
Inventories	(130,340)	(78,165)
Accounts payable, deferred revenue, and accrued expenses	183,129	71,891
Other assets and liabilities	(1,993)	(12,504)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(251,602)	32,834

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,550)	(20,503)
NET CASH USED IN INVESTING ACTIVITIES	(13,550)	(20,503)

CASH FLOWS FROM FINANCING ACTIVITIES:
Costs incurred in connection with debt arrangements	(382)	(849)
Proceeds from financing arrangements	167,634	—
Payments on lease financing obligations	—	(81)
Repayments of financing arrangements	(1,293)	—
Repurchase of common stock under share repurchase program	—	(13,603)
Repurchase of common stock for tax withholding obligations	(599)	(1,553)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	165,360	(16,086)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(99,792)	(3,755)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	207,139	171,670
CASH AND CASH EQUIVALENTS, END OF PERIOD	$107,347	$167,915

Schedule 4
Express, Inc.
Supplemental Information - Consolidated Statements of Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The Company supplements the reporting of its financial information determined under United States generally accepted accounting principles (GAAP) with certain non-GAAP financial measures: adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share. The Company believes that these non-GAAP measures provide additional useful information to assist stockholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted operating loss, and adjusted diluted earnings per share are important indicators of the Company's business performance because they exclude items that may not be indicative of, or are unrelated to, the Company's underlying operating results, and may provide a better baseline for analyzing trends in the business. In addition, adjusted diluted earnings per share is used as a performance measure in the Company's long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned and adjusted operating loss is a metric used in our short-term cash incentive compensation plan. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported net loss, operating loss, or diluted earnings per share. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the below reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of the Company's business. Management strongly encourages investors and stockholders to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

	Thirteen Weeks Ended October 31, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(110,916)		$(90,349)	$(1.39)	64,868
Impairment of property, equipment and lease assets	8,370	(2,215)	6,155	0.09
Valuation allowance on deferred taxes (a)	—	15,998	15,998	0.25
Tax impact of the CARES Act (b)	—	(7,996)	(7,996)	(0.12)
Adjusted Non-GAAP Measure	$(102,546)		$(76,192)	$(1.17)

a.Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized under the CARES Act.
b.Income tax benefit primarily due to a net operating loss carryback under the CARES Act.

	Thirty-Nine Weeks Ended October 31, 2020
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(392,489)		$(352,169)	$(5.46)	64,515
Impairment of property, equipment and lease assets	29,853	(7,901)	21,952	0.34
Equity method investment impairment (a)	—	(642)	2,091	0.03
Valuation allowance on deferred taxes (b)	—	93,317	93,317	1.45
Tax impact of the CARES Act (c)	—	(36,553)	(36,553)	(0.57)
Tax impact of executive departures (d)	—	111	111	—
Adjusted Non-GAAP Measure	$(362,636)		$(271,251)	$(4.20)

a.Impairment before tax was $2.7 million and was recorded in other expense, net.
b.Valuation allowance provided against incurred and forecasted 2020 losses and previously recognized deferred tax assets, less net operating losses utilized under the CARES Act.
c.Income tax benefit primarily due to a net operating loss carryback under the CARES Act.
d.Represents the tax impact related to the expiration of former executive non-qualified stock options.

	Thirteen Weeks Ended November 2, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact	Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(6,675)		$(3,105)	$(0.05)	66,438
Impact of executive departures	1,716	(401)	1,315	0.02
Adjusted Non-GAAP Measure	$(4,959)		$(1,790)	$(0.03)

	Thirty-Nine Weeks Ended November 2, 2019
(in thousands, except per share amounts)	Operating Loss	Income Tax Impact		Net Loss	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$(27,989)			$(22,742)	$(0.34)	66,845
Impairment of property, equipment and lease assets	2,282	(593)		1,689	0.03
Impact of CEO departure	—	822	(a)	822	0.01
Impact of executive departures	1,716	(401)		1,315	0.02
Adjusted Non-GAAP Measure	$(23,991)			$(18,916)	$(0.28)

a.Represents the tax impact of the expiration of our former CEO's non-qualified stock options.

Schedule 5
Express, Inc.
Real Estate Activity
(Unaudited)

Third Quarter 2020 - Actual				October 31, 2020 - Actual
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(1)	—	378
United States - Outlet Stores	—	(1)	—	214
TOTAL	1	(2)	—	592	5.0 million

Fourth Quarter 2020 - Projected				January 30, 2021 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	—	(15)	—	363
United States - Outlet Stores	—	(5)	—	209
TOTAL	—	(20)	—	572	4.9 million

Full Year 2020 - Projected				January 30, 2021 - Projected
Company-Operated Stores	Opened	Closed	Conversion	Store Count	Gross Square Footage
United States - Retail Stores	1	(19)	—	363
United States - Outlet Stores	1	(6)	—	209
TOTAL	2	(25)	—	572	4.9 million